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                                                                      Exhibit 3a


                                   CERTIFICATE
                                       OF
                 AMENDMENT TO AMENDED ARTICLES OF INCORPORATION
                                       OF
                            OHIO CASUALTY CORPORATION
            --------------------------------------------------------

      The undersigned hereby certify that: (a) they are the duly elected, qualified and acting President and Secretary, respectively, of Ohio Casualty Corporation, an Ohio corporation (the "Company"); (b) the amendment to Article FOURTH of the Amended Articles of Incorporation of the Company included in the resolution attached hereto and incorporated herein by reference was approved and recommended by the affirmative vote of, and in writings signed by, all of the directors of the Company; (c) a meeting of the shareholders of the Company was duly called and held on April 17, 1996, at which meeting a quorum of stockholders was at all times present in person or by proxy; and (d) the resolution attached hereto and incorporated herein by reference was duly adopted at said meeting of shareholders by the affirmative vote of the holders of shares entitled to exercise more than a majority of the voting power of the Company on such resolution.
      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 17th day of April, 1996.




                                   /s/ Lauren N. Patch
                                   -----------------------------------
                                   Lauren N. Patch, President



                                   /s/ Howard L. Sloneker III
                                   -----------------------------------
                                   Howard L. Sloneker III, Secretary




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                      RESOLVED, that the first sentence of Article FOURTH of the
                      Company's Amended Articles of Incorporation be, and it hereby is, amended to be as follows, with all other provisions of said Article FOURTH to remain unchanged:


                      FOURTH: The authorized number of shares of the corporation is 150,000,000 common shares, each with a par value of twelve and one-half cents ($.125) (designated as "common shares") and 2,000,000 preferred shares, without par value (designated as "Preferred Shares").
































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